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                                                                       Exhibit 3

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each and any of Peter Everson, Deborah Speight, Nicola Walker or Gary Carr, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all instruments, certificates and documents required to be executed on behalf of himself or herself pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-laws of the National Association of Securities Dealers, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 29/th/ day of April, 2003.

                        /s/ Peter Everson
                        --------------------------------------------------------
                        Peter Everson, in his capacity as director of
                        Schroder Venture Managers Limited

                        /s/ Deborah Speight
                        --------------------------------------------------------
                        Deborah Speight, in her capacity as director of Schroder Venture Managers Limited

                        /s/ Nicola Walker
                        --------------------------------------------------------
                        Nicola Walker, in her capacity as director of Schroder Venture Managers Limited

                        /s/ Gary Carr
                        --------------------------------------------------------
                        Gary Carr, in his capacity as director of Schroder Venture Managers Limited